Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 33-11323 and 333-19891 on Form S-8 of our report dated June 25, 2007, appearing in this Annual Report on Form 11-K of Range Resources Corporation 401(k) Plan for the years ended December 31, 2006 and 2005.
/s/ Whitley Penn LLP
Fort Worth, Texas
June 25, 2007